Exhibit 3.185

FIRST AMENDMENT TO THE

BYLAWS

OF

SIOUX FALLS AMBULANCE, INC.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of April 30, 1996:

RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

EXHIBIT A

1.	Article II, Section 1 of the Bylaws of the Corporation is amended in its entirety to read as follows:

“Section 1. Annual Meeting. Annual meetings of shareholders shall, unless otherwise provided by the board of directors, be held on the first day of April of each calendar year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m. at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting.”

2.	Article III, Section 2 of the Bylaws of the Corporation is amended in its entirety to read as follows:

“Section 2. Number, Term of Office and Removal.

(a) The board of directors shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 9 of this Article III, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be shareholders.

(b) Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by the removal may be filled by the shareholders at the time of the removal.”

BY-LAWS

OF

SIOUX FALLS AMBULANCE, INC.

ARTICLE I. OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of South Dakota shall be located in the City of Sioux Falls, County of Minnehaha. The corporation may have such other offices either within or without the State of South Dakota as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2. REGISTERED OFFICE. The registered office of the corporation required by the South Dakota Business Corporation Act to be maintained in the State of South Dakota may, but need not, be identical with the principal office in the State of South Dakota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II. SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Tuesday in the month of November in each year, at the hour of ten o’clock a.m. If the day fixed for the annual meeting shall be a legal holiday in the State of South Dakota, such meeting shall be held on the next succeeding business day.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3. PLACE OF MEETING. The Board of Directors, or in the absence of action by the Board the President, may designate any place either within or without the State of

South Dakota as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of South Dakota.

Section 4. NOTICE OF MEETING. Unless waived as provided in Article X, written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 6. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

Section 7. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8. VOTING OF SHARES. Except as otherwise provided by law, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 10. CUMULATIVE VOTING. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

ARTICLE III. BOARD OF DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be three at least one of whom shall be a resident of South Dakota. Each Director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified. Directors need not be shareholders of the corporation.

Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South Dakota, for the holding of additional regular meetings without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Dakota, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. NOTICE. Notice of any special meeting shall be given either verbally (including by telephone) or in writing a sufficient length of time before the time set for holding such special meeting to enable them to attend such meeting. Alternatively, notice may be given at least two days previous thereto by written notice delivered personally or mailed to each Director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. QUORUM. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV. OFFICERS

Section 1. NUMBER. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The officers shall perform such duties as naturally appertain to their respective offices and in addition such duties as the Board of Directors may from time to time impose upon them.

ARTICLE V. CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered, other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII. EXECUTIVE COMMITTEE

The Board of Directors by resolution adopted by a majority of the full Board may designate two or more of its members to constitute an executive committee which committee except as otherwise limited by the resolution of the Board or by law shall have and may exercise all of the authority of the Board of Directors in the management of the corporation.

ARTICLE VIII. DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or under the provisions of the South Dakota Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice

ARTICLE XI. AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF MINNEHAHA	)

We, the undersigned, being all of the directors of Sioux Falls Ambulance, Inc., a corporation of Sioux Falls, South Dakota, do hereby consent in writing to the adoption by the Board of Directors of the foregoing By-Laws numbered from Article I through Article XI, inclusive, on this 13th day of November, 1967, and do hereby certify that the foregoing are the By-Laws of the corporation so adopted by such consent in writing.

IN WITNESS WHEREOF we have hereunto set our hands this 13th day of November, 1967.

/s/ Leroy S. Hoss
Leroy S. Hoss

/s/ Perdean C. Davidson
Perdean C. Davidson

/s/ Richard J. Auld
Richard J. Auld